Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Media contact: Lauren Dyke, lauren.dyke@ICF.com, +1.571.373.5577

Investor contacts: Lynn Morgen, lynn.morgen@advisiry.com +212.750.5800

David Gold, David.gold@advisiry.com +1.212.750.5800

ICF Announces New Executive Leadership Roles

James Morgan Appointed to Chief of Business Operations; Bettina Welsh Named CFO

Sergio Ostria Moves to Head of Client Services and Innovation; Anne Choate to Lead Energy and Infrastructure Group

FAIRFAX, Va. (February 27, 2020) — ICF (NASDAQ: ICFI), a global consulting and digital services provider, today announced several executive appointments including James Morgan, who has been named chief of business operations, and Bettina Welsh, who will take over as chief financial officer. Both roles take effect on February 29.

“We are pleased to announce several highly capable leaders taking on new roles that will further strengthen our operations and performance, ensure we remain at the leading edge of innovation in our client work, and support the company’s continued growth,” said John Wasson, ICF president and chief executive officer.

Morgan, who previously served as CFO, will assume a newly created role focused on leading business operations and transformation across various corporate functions and initiatives. He will oversee ICF’s new acquisition integration office and redesigned project management office. Morgan will also continue to oversee M&A, contracts, procurement and administration and corporate IT. Prior to joining ICF in 2012, Morgan was executive vice president and chief financial officer of Serco, Inc. He also spent 18 years with Science Applications International Corporation (SAIC) where he was senior vice president and senior finance officer for operational finance as well as the company’s business transformation officer.

Welsh joined ICF as a senior vice president in September 2019 following a 17-year career at SAIC and Leidos, two large government service contracting firms, ultimately serving as senior vice president and chief audit officer of Leidos. Immediately prior to joining ICF, Welsh was CFO at LMI, a government services organization that serves both defense and civilian agencies. Prior to joining SAIC/Leidos, Bettina spent 13 years with PwC Office of Government Services where she led domestic and international government modernization projects.

“James has made invaluable contributions to ICF’s business and financial strategies, infrastructure and overall performance,” said Wasson. “We are very pleased to be able to utilize his proven leadership capabilities to strengthen areas critical to our growth. Bettina has worked closely with James since joining ICF. Given her strong credentials and experience, we look forward to a seamless transition.”

Additional appointments include Sergio Ostria, executive vice president, who has been named head of the company’s new client services and innovation team, and Anne Choate, senior vice president, who succeeds Ostria as head of ICF’s energy, environment and infrastructure business.

Ostria will be responsible for the company’s client service, client satisfaction and innovation program. In this position Ostria will focus on a growing portfolio of services and technologies that bring more value to ICF’s clients through design thinking, analytics, multidisciplinary collaboration and accelerated problem solving.

Choate brings 25 years of experience at ICF working at the intersection of energy, climate and transportation. Her experience and leadership qualities are ideal for her new role where she will focus on areas including energy efficiency, energy market transactions, resilience, climate, decarbonization and environmental planning.

“These appointments will help us continue to thrive and grow at an accelerated rate,” continued Wasson. “Embracing transformation, innovation and fresh thinking across our corporate functions and client groups will allow us to deliver the capabilities and insights our clients need to stay ahead.”

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About ICF

ICF is a global consulting services company with over 7,000 full- and part-time employees, but we are not your typical consultants. At ICF, business analysts and policy specialists work together with digital strategists, data scientists and creatives. We combine unmatched industry expertise with cutting-edge engagement capabilities to help organizations solve their most complex challenges. Since 1969, public and private sector clients have worked with ICF to navigate change and shape the future. Learn more at icf.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; and our ability to acquire and successfully integrate businesses. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements are included in the "Risk Factors" section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.